Exhibit 99.1

VRINGO ANNOUNCES 2014 SECOND QUARTER RESULTS AND PROVIDES UPDATE ON GLOBAL ENFORCEMENT AND LICENSING ACTIVITIES IN QUARTERLY REPORT

NEW YORK — August 6, 2014 — Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of intellectual property, today announced operating results for the quarter ended June 30, 2014 and filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q, which contains a comprehensive overview of the Company’s global intellectual property enforcement and licensing activities.

Operating Results for the Quarter Ended June 30, 2014

•	As of June 30, 2014, we had approximately $34.2 million in current assets, including $31.7 million of cash and $2.3 million in court deposits in Germany and Brazil to enforce injunctions against ZTE Corporation and certain of its subsidiaries. We expect the court deposits to be returned in the next 12 months.

•	Our cash used in operating activities was $4.5 million during the second quarter of 2014.

•	Our net loss from continuing operations was approximately $10.0 million for the quarter ended June 30, 2014 (including $4.1 million of non-cash costs), mainly attributable to the following:

•	Operating legal costs of $5.6 million, mainly in connection with ongoing litigations against ZTE Corporation, Google, Inc., ASUSTeK Computer, Inc., and certain of their affiliates and customers, and other planned enforcements of our intellectual property.

•	General and administrative, and other expenses of $1.4 million.

•	Revenue from settlements and licensing of $0.8 million.

•	Non-cash expenses of $4.1 million mainly related to equity-based compensation and amortization of our patents, and $0.3 million of non-cash income related to the valuation of warrants.

•	During the quarter ended June 30, 2014, we received $10.7 million in cash from the exercise of warrants and options.

•	On a per share basis, our total net loss (from both continuing and discontinued operations) was $0.12 per basic share, compared to a net loss of $0.13 per basic share for the quarter ended June 30, 2013.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of intellectual property and mobile technologies.  Vringo`s intellectual property portfolio consists of over 600 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies.  The patents and patent applications have been developed internally, and acquired from third parties.   For more information, visit: www.vringo.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; the future success of Infomedia and our ability to receive value from its stock; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed on March 10, 2014 with the SEC.  Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com